EXHIBIT 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of Metaldyne Performance Group Inc. of our report dated March 14, 2014 relating to the financial statements of Grede Holdings LLC and Subsidiaries, which appears in such Amendment No. 1 to Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 2 to Registration Statement.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

October 28, 2014